Exhibit 99.1

For additional information, contact:

T. Heath Fountain

Executive Vice President and

  Chief Financial Officer

(229) 878-2055

Heritage financial group, Inc. NAMES BRIAN SCHMITT EVP,

ATLANTA MARKET CEO and Director of Mergers & Acquisitions

Albany, Ga. (October 16, 2014) – Heritage Financial Group, Inc. (“Heritage” or the “Company,” NASDAQ: HBOS), the holding company for HeritageBank of the South (“HeritageBank”), today announced that it has named Brian D. Schmitt as Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions.

Prior to joining Heritage Financial Group, Schmitt, age 53, worked as an independent consultant to financial institutions.  From 2006 to 2013, he served as President and CEO of The PrivateBank and Trust Company's Georgia division, where he oversaw all operations of the $350 million bank division.  Before joining PrivateBank, he was President and CEO of the Piedmont Bank of Georgia from 2001 until the bank was acquired by PrivateBank in 2006.  Other career responsibilities included serving as Senior Vice President of Branch Bank and Trust Company (BB&T), Executive Vice President of Premier Bank, and Vice President of Prime Bank, all based in Atlanta.

Schmitt will be based at the Company's metro Atlanta branch office in Norcross, Georgia, following the closing of Heritage Financial Group's previously announced acquisition of that branch from PrivateBank. That branch acquisition is expected to close in the fourth quarter of 2014, subject to regulatory approval and other customary conditions.

Commenting on the addition of Schmitt to the Company's management team, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, Inc., said, "We are pleased and fortunate to have someone of Brian's experience and Atlanta market expertise join our company.  We consider this a further indication of the rising stature of HeritageBank as an employer of choice – an exciting opportunity and a career destination – for high-performing banking talent in the South.  Brian brings with him deep market knowledge and a diverse background in mergers and acquisitions that we believe will help us better serve our customers, identify additional banks that offer a good fit with what we are accomplishing at HeritageBank, broaden our visibility in the market, and enhance our ability to continue to recruit capable commercial bankers."

HBOS Names Schmitt

October 16, 2014

About Heritage Financial Group

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving Georgia, Florida and Alabama through 36 banking locations, 20 mortgage offices, and 5 investment offices.  With the recent completion of the purchase of Alarion Financial Services, Inc., Heritage has approximately $1.8 billion in assets, $1.0 billion in loans, and $1.5 billion in deposits.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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